Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

IN RE WALGREEN CO. DERIVATIVE LITIGATION	Lead Case No. 1:13-cv-05471 Hon. Joan H. Lefkow

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement (“Stipulation”) of the above-captioned derivative action (the “Action”), is entered into by: (a) Steamfitters Local #449 Retirement Security Fund, West Palm Beach Police Pension Fund, the Police Retirement System of St. Louis, and Miami Firefighters’ Relief and Pension Fund (collectively, the “Derivative Plaintiffs”); (b) nominal defendant Walgreen Co. (“Walgreens” or the “Company”); and (c) James Skinner, Gregory Wasson, Janice Babiak, David Brailer, Steven Davis, William Foote, Mark Frissora, Ginger Graham, Alan McNally, Nancy Schlichting, and Alejandro Silva (collectively, the “Individual Defendants,” and collectively with Walgreens, the “Defendants”).1 This Stipulation is intended by the Parties to fully, finally and forever compromise, resolve, discharge, and settle the Released Claims (as defined below), subject to the approval of the United States District Court for the Northern District of Illinois (the “Court”).

HISTORY OF THE LITIGATION AND THE SETTLEMENT PROCESS

A. In June 2013, Walgreens entered into a settlement and Memorandum of Agreement with the Drug Enforcement Administration (“DEA”) and the Department of Justice to resolve an investigation into the distribution and dispensing of oxycodone from a distribution center in Jupiter, Florida and from six Florida pharmacies (the “2013 DEA Settlement”).

B. On July 31, 2013, Walgreens shareholders Steamfitters Local # 449 Retirement Security Fund, West Palm Beach Police Pension Fund, and the Police Retirement System of St. Louis filed a derivative complaint alleging, inter alia, that the Walgreens board had breached its fiduciary obligations by failing to prevent the events that led to the settlement with the DEA. See Complaint, No. 13-5471 (N.D. Ill. July 31, 2013). On August 13, 2013, Walgreens shareholder Miami Firefighters’ Relief & Pension Fund filed a substantially similar derivative complaint. See Complaint, No. 13-5775 (N.D. Ill. Aug. 13, 2013).

[1]	The Defendants collectively with the Derivative Plaintiffs shall be referred to as the “Parties.”

C. On August 16, 2013, the Derivative Plaintiffs filed a joint motion to consolidate the two derivative actions and to appoint co-lead plaintiffs and co-lead counsel. On September 13, 2013, the Court entered an order consolidating the actions, appointing the Derivative Plaintiffs as co-lead plaintiffs, and appointing Labaton Sucharow LLP and Motley Rice LLC co-lead counsel (“Derivative Counsel”).

D. On October 4, 2013, the Derivative Plaintiffs filed a Consolidated and Verified Shareholder Derivative Complaint (the “Consolidated Complaint”).

E. On December 3, 2013, the Defendants filed a motion to dismiss the Action for failure to adequately allege futility of demand. On February 7, 2014, the Derivative Plaintiffs filed a memorandum of law opposing the Defendants’ motion to dismiss. On March 10, 2014, the Defendants filed a reply memorandum of law in support of their motion to dismiss.

F. Beginning with an in-person meeting in early March 2014 and continuing through June 2014, in parallel with litigating Defendants’ motion to dismiss, the Parties engaged in arm’s-length negotiations to settle the Action, focusing on corporate governance and compliance matters. After reaching an agreement-in-principle on the substantive terms of a settlement, the Parties engaged in further arm’s-length negotiations concerning the amount of an attorneys’ fee and expense award.

G. On June 27, 2014, the Parties agreed to and executed a settlement term sheet embodying the material terms of a settlement of the Action, subject to certain conditions, including definitive documentation and approval by the Court.

THE BENEFITS OF SETTLEMENT

H. Defendants have denied and continue to deny each and every one of the claims and contentions alleged in the Action, along with all allegations of any wrongdoing or liability arising from any conduct, statements, acts or omissions alleged, or that could have been alleged in the Action or any shareholder demand relating to the events alleged in the Action. Defendants also deny and continue to deny all allegations that Walgreens has suffered damage by or as a result of the matters alleged in the Action with respect to the Defendants. Defendants have nevertheless concluded that further litigation would be protracted, expensive, and distracting and that it is desirable to settle the Action upon the terms and conditions set forth in this Stipulation. Defendants have, therefore, determined that it would be beneficial to Walgreens and its shareholders that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation.

I. Derivative Plaintiffs continue to believe that the Action has substantial merit. However, Derivative Plaintiffs and Derivative Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through possible appeals. Derivative Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as this one, as well as the difficulties and delays inherent in such litigation. Derivative Counsel are also mindful of the inherent problems of establishing demand futility, and the possible defenses to the claims alleged in the Action. Based upon Derivative Counsel’s extensive investigation and evaluation of the facts and law underlying the claims alleged in the Consolidated Complaint, Derivative Plaintiffs have determined that the Settlement (as defined below) is fair, reasonable, and adequate and in the best interests of Walgreens and its shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Parties that, subject to Court approval, in consideration of the substantial benefits flowing to the Parties from the Settlement, the Action shall be finally and fully compromised, settled, and dismissed with prejudice, subject to the terms and conditions set forth below:

1.	DEFINITIONS

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Derivative Counsel” means: (a) Labaton Sucharow LLP, 140 Broadway, New York, NY 10005; and (b) Motley Rice LLC, 28 Bridgeside Blvd., Mt. Pleasant, SC 29464.

1.2 “Effective Date” means the first date by which all of the events and conditions specified in paragraph 6.1 herein have been met and/or have occurred.

1.3 “Final” means the latest of: (a) the expiration of the time for the filing or noticing of any appeal of the Judgment; (b) the final affirmance of the Judgment on appeal, the expiration of the time for a petition, or a denial of any petition, to review the affirmance of the Judgment on appeal, or, if such petition is granted, the final affirmance of the Judgment following review pursuant to that grant; or (c) the final dismissal of any appeal from the Judgment or the final resolution of any proceeding to review any appeal from the Judgment without any material change to the Judgment. Any proceeding or order, or any appeal or petition for a review of a proceeding or order, pertaining solely to Derivative Counsel’s application for an award of attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.4 “Judgment” means the Final Judgment and Order entered by the Court in a form substantially similar to the Proposed Final Judgment and Order attached hereto as Exhibit D.

1.5 “Notice” means the form of notice of the Settlement to be provided by Walgreens, substantially in the form of the attached Exhibit C.

1.6 “Person” means an individual, business or legal entity, including any corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.7 “Preliminary Approval Order” means an order entered by the Court substantially in the form attached hereto as Exhibit B.

1.8 “Released Claims” means any and all claims, demands, rights, remedies or causes of action, whether based on federal, state, local, statutory, common or foreign law or any other law, rule, regulation or principle of equity, whether known or unknown, including, without limitation, Unknown Claims, whether suspected or unsuspected, whether contingent or non-contingent, whether accrued or unaccrued, whether or not concealed or hidden, whether factual or legal, and for any remedy whether at equity or law, that were, could have been, or might have been asserted from the beginning of time through the date of entry of the Final Judgment and Order, by Walgreens or any Walgreens shareholder in the Action, any shareholder demand, or in any other forum derivatively on behalf of Walgreens, against the Released Parties or any other individual named or unnamed, in connection with, arising out of, related to, based upon, in whole or in part, directly or indirectly (i) any action or omission or failure to act relating to any of the matters, facts, or events set forth, referenced, or alleged in any pleading or other document filed in the Action, or (ii) the settlement of the Action, including the payments provided for in this Stipulation; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

1.9 “Released Parties” means Defendants, including each and all individuals named or who could have been named in the Action, as well as non-parties Stefano Pessina and Dominic Murphy, and each and all members of their families, parent entities, affiliates, subsidiaries and each and all of their respective past or present officers, directors, employees, agents, attorneys, accountants, auditors, insurers, heirs, executors, estates, administrators, predecessors, successors, assigns, and representatives, as well as any entity in which they have a controlling interest or any trust of which they are the settlor or which is for the benefit of them and/or member(s) of their family.

1.10 “Releasing Parties” means the Derivative Plaintiffs (individually, and derivatively on behalf of Walgreens), Walgreens, and every Walgreens Shareholder and each and all members of their families, heirs, administrators, predecessors, successors, parent entities, subsidiaries, affiliates, custodians, agents, representatives, executors, assigns, estates, trusts, trustees, trust beneficiaries, and all Persons acting in concert with any of the aforementioned Persons.

1.11 “Settlement” means the agreement made and entered into by and among the Parties and set forth in this Stipulation.

1.12 “Settlement Hearing” means the hearing that the Parties will request the Court hold after dissemination of the settlement notice in order to consider and determine, among other things, whether the Settlement should be approved, whether Judgment should be entered dismissing the Action with prejudice, and whether to approve Derivative Counsel’s application for attorneys’ fees and expenses.

1.13 “Unknown Claims” means any Released Claims that any Derivative Plaintiff (individually, and derivatively on behalf of Walgreens), Walgreens, or any Walgreens Shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties that, if known by him, her, or it might have affected his, her, or its settlement with, and release of, the Released Parties, or might have affected his, her, or its decision not to object to this Settlement, including claims based on the discovery of facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the Released Claims. The Parties further agree that the Released Claims constitute an express waiver of all rights and protections afforded by California Civil Code § 1542 and all similar federal, state or foreign laws, rights, rules, or legal principles. Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Derivative Plaintiffs, Walgreens, and every Walgreens Shareholder shall be deemed by operation of the Judgment to have acknowledged that the release of Unknown Claims was separately bargained for and is a key element of the Settlement.

1.14 “Walgreens Shareholder” means any Person who owns or owned Walgreens common stock prior to or as of the Effective Date.

2.	SETTLEMENT OF THE ACTION

In settlement of and as a result of the Action, Defendants agree, subject to Court approval of this Settlement becoming Final and the occurrence of the Effective Date, to implement and maintain certain corporate governance reforms (the “Reforms”). The Reforms constitute the consideration for this Settlement, and Defendants acknowledge that the pendency, prosecution and settlement of the Action was a substantial and material cause in the Company’s decision to implement the Reforms. The Reforms are as follows:

2.1 Corporate Governance and Compliance Relief. Walgreens shall adopt and take such actions as are necessary to implement the following corporate governance and compliance enhancements within ninety (90) days of the Effective Date:

a.	Walgreens agrees to extend the compliance-related commitments made to the DEA in the Prospective Compliance Addendum for a period of 2 years. A summary of the commitments to be extended is set forth in the attached Exhibit A.

b.	While the Prospective Compliance Addendum is in place, the Company agrees to maintain periodic reporting of significant DEA-related matters to the Audit Committee of the Board of Directors by a representative of the Department of Pharmaceutical Integrity or an appropriate designee.

c.	While the Prospective Compliance Addendum is in place, the Company agrees that on an annual basis, in conjunction with receiving reporting from the Company’s compliance-related functions, the Audit Committee will review the resources assigned to the Company’s compliance program and consider their adequacy.

d.	While the Prospective Compliance Addendum is in place, the Company agrees to maintain quarterly reporting from the Chief Compliance Officer (“CCO”) to the Audit Committee. Over the course of each year, that reporting will cover: (i) the state of the Company’s compliance policies and performance, including processes and procedures for complying with applicable laws and regulations; (ii) the Company’s efforts to manage current and emerging compliance issues; and (iii) the CCO’s recommendations regarding the development and implementation of new or enhanced compliance systems and programs.

e.	The Company agrees to make two proposed changes to the CCO Job Description: (i) add DEA rules and requirements to the list of compliance matters on which the CCO reports compliance program status to the Audit Committee of the Board of Directors and senior management; and (ii) provide that the CCO “assists in the development and implementation of corrective action plans.”

f.	While the Prospective Compliance Addendum is in place, the Company agrees that it will continue to annually review and update the Code of Business Conduct. When the Code of Business Conduct is distributed annually to employees, the accompanying CEO letter will convey that consideration is given to compliance with the Code of Business Conduct in compensation and employment decisions.

g.	While the Prospective Compliance Addendum is in place, the Company agrees that the orientation process for new directors will include a discussion of compliance and risk-related issues.

2.2 Treasury Commitment. Walgreens further agrees to fund all of the Reforms set forth herein while the Prospective Compliance Addendum is in place.

2.3 None of the modifications set forth in Paragraphs 2.1 and 2.2 or Exhibit A shall be deemed to imply that Walgreens’s prior corporate procedures were deficient.

2.4 The Parties acknowledge and agree that the Settlement confers a substantial benefit on Walgreens and its shareholders.

2.5 The Parties agree that Derivative Counsel may meet with the Company’s CCO to discuss the Company’s compliance program as it relates to the matters referenced in the Action. That meeting will be scheduled in the Chicago area at a mutually convenient time and place, after the Preliminary Approval Order is entered by the Court.

3.	RELEASES AND BAR

3.1 Upon the Effective Date, each of the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims as against the Released Parties; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

3.2 Upon the Effective Date, each of the Releasing Parties will be forever barred and enjoined from commencing, instituting, maintaining or prosecuting any of the Released Claims in any court, other forum, or proceeding.

3.3 Upon the Effective Date, the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Derivative Plaintiffs and Derivative Counsel from all claims or demands relating to or arising out of, or connected with the institution, prosecution, assertion, settlement, or resolution of the Action and/or the Released Claims; provided, however, that nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation.

3.4 Pending final approval of the Settlement by the Court, the Releasing Parties are barred and enjoined from instituting, commencing, maintaining, or prosecuting any action or proceeding against the Released Parties asserting any of the Released Claims or challenging the Settlement other than in this action in accordance with the procedures established by the Court (the “Injunction”). If any action is taken by any Releasing Party in violation of the Injunction, the Derivative Plaintiffs, if requested, shall join in any motion and shall otherwise use their reasonable best efforts to effect a withdrawal, dismissal, transfer or stay of such action.

4.	DERIVATIVE COUNSEL’S APPLICATION FOR ATTORNEYS’ FEES AND REIMBURSEMENT OF LITIGATION EXPENSES

4.1 In recognition of the substantial benefits conferred upon the Company as a result of the Settlement, Derivative Counsel will apply to the Court for an award of attorneys’ fees and expenses not to exceed $3,500,000 on behalf of all counsel representing any Walgreens Shareholder with respect to the matters resolved herein. Defendants will not oppose such application. If the Court awards Derivative Counsel fees and expenses not to exceed $3,500,000, Walgreens or its insurance carriers will pay such an award to Gregg S. Levin of Motley Rice, as agent for all Derivative Counsel, within ten (10) business days of the Court’s entry of the Final Judgment and Order in connection with the Settlement, subject to Derivative Counsel’s obligation to make refunds or repayments to Walgreens or its insurance carrier if for any reason whatsoever, including any appeal and/or further proceeding or remand, or successful collateral attack, the fee and/or expense award is lowered or reversed.

4.2 Defendants shall have no obligations or liability with respect to the apportionment or distribution of any attorneys’ fees or expenses awarded by the Court.

4.3 No order of the Court, or modification or reversal on appeal of any order of the Court, concerning the amount or allocation of attorneys’ fees or expenses shall constitute grounds for cancellation or termination of this Stipulation or prevent the Judgment from becoming Final.

4.4 Except as otherwise expressly provided in Paragraphs 4.1 and 5.1, the Parties shall bear their own attorneys’ fees and costs incurred in connection with the Action and Settlement.

5.	PRELIMINARY APPROVAL AND NOTICE

5.1 Promptly following the execution of this Stipulation, the Parties shall submit this Stipulation, together with its Exhibits, to the Court, and shall apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit B hereto.

5.2 Not later than ten (10) business days following the entry of the Preliminary Approval Order, Walgreens shall cause this Stipulation and the Notice to be filed with the United States Securities and Exchange Commission on Form 8-K, publish the Notice once in the national edition of The Wall Street Journal and Investors’ Business Daily, and post the Notice on the investor relations page of the Walgreens website, to be maintained until the date the Court enters the Final Judgment and Order in connection with the Settlement.

6.	CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION OR TERMINATION

6.1 The Settlement shall be conditioned on the occurrence of all of the following events:

a.	Entry by the Court of the Preliminary Approval Order in all material respects;

b.	Court approval of the Settlement in all material respects following notice to Walgreens Shareholders and the Settlement Hearing;

c.	entry of the Final Judgment and Order in the Action in all material respects; and

d.	the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions listed in paragraph 6.1 above are not met, this Stipulation and any Settlement documentation shall be null and void and of no force and effect, and the Parties shall be restored to their positions as of June 26, 2014. All negotiations, proceedings, documents prepared, and statements made in connection with the Settlement shall be without prejudice to any Party, shall not be deemed or construed to be an admission by any Party of any act, matter or proposition, and shall not be used in any manner or for any purpose in the Action or in any other action or proceeding. Further, in the event that any of the conditions listed in paragraph 6.1 are not met, the terms and provisions of this Stipulation shall not be used in the Action or in any other action or proceeding for any purpose, and any judgments or orders entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated.

7.	MISCELLANEOUS PROVISIONS

7.1 Nothing herein shall expand the liabilities of any Walgreens director or officer beyond any liabilities otherwise imposed by applicable law.

7.2 Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment, nor any action taken to carry out this Stipulation or the Settlement is, may be construed as, or may be used as, evidence of the validity of any claim or as an admission by or against the Parties of any fault, wrongdoing, or concession of liability whatsoever.

7.3 Neither this Stipulation, nor any of its terms or provisions, nor the Exhibits hereto, nor any document referred to herein, nor entry of the Judgment nor any action taken to carry out this Stipulation or the Settlement shall be offered or received into evidence in any action or proceeding for any purpose whatsoever other than to enforce the provisions of this Stipulation, except that this Stipulation and the Exhibits hereto may be filed as evidence of the Settlement to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

7.4 The Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary, and to exercise their best efforts, to effectuate and implement all terms and conditions of this Stipulation.

7.5 The Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Action. This Stipulation and its Exhibits constitute the entire agreement among the Parties concerning the Settlement, and no representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation and its Exhibits other than those contained and memorialized in such documents.

7.6 The Parties agree that the terms of this Settlement, including the amount of attorneys’ fees and expenses, were negotiated at arm’s length in good faith by the Parties, and that the Settlement was reached voluntarily after consultation with experienced legal counsel.

7.7 The Parties agree that, other than disclosures required by law or the Court, any public comments from the Parties or any of their representatives regarding this Settlement will not substantially deviate from words to the effect that the Parties have reached a mutually agreeable resolution that will avoid protracted and expensive litigation, that the Parties are satisfied with the resolution, and that the Settlement is in the best interest of Walgreens and its shareholders. None of the Parties shall make any public statement regarding the terms of this Stipulation or the Settlement contained herein that is critical of or disparages the Settlement or the conduct of the Parties.

7.8 The headings used in this Stipulation are used for the purpose of convenience only and are not meant to have legal effect.

7.9 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.10 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

7.11 This Stipulation may be executed in one or more counterparts, including by facsimile and PDF counterparts. All executed counterparts, including facsimile and PDF counterparts, shall be deemed to be one and the same instrument.

7.12 This Stipulation shall be binding upon, and inure to the benefit of, the Parties and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, and legal representatives.

7.13 This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties.

7.14 All Persons executing this Stipulation and any of the Exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Stipulation to effectuate its terms.

7.15 The waiver by any Party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior or subsequent to, or contemporaneous with, the execution of this Stipulation.

7.16 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation, and the Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement.

7.17 The rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the substantive laws of the State of Illinois without giving effect to that State’s choice-of-law principles.

7.18 Any notice required by this Stipulation shall be submitted in writing and delivered (either by overnight mail, electronic mail, facsimile or in person) as follows:

If to Derivative Counsel:

Christine S. Azar

LABATON SUCHAROW LLP

300 Delaware Avenue, Suite 1225

Wilmington, DE 19801

Tel: (302) 573-2530

and

Gregg S. Levin

MOTLEY RICE LLC

28 Bridgeside Blvd.

Mt. Pleasant, SC 29464

(843) 216-9512

If to counsel for Defendants:

Stephen R. DiPrima

WACHTELL, LIPTON, ROSEN & KATZ

51 West 52nd Street

New York, NY 10019-6150

Tel: (212) 403-1000

and

Kristen R. Seeger

SIDLEY AUSTIN LLP

One South Dearborn

Chicago, IL 60603

Tel: (312) 853-7450

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, dated as of September 11, 2014.

LABATON SUCHAROW LLP

/s/ Christine S. Azar
Christine S. Azar
300 Delaware Avenue, Suite 1225
Wilmington, DE 19801
Tel: (302) 573-2530

Co-Lead Counsel for the Derivative Plaintiffs

and

MOTLEY RICE LLC

/s/ Gregg S. Levin
Gregg S. Levin
28 Bridgeside Blvd.
Mt. Pleasant, SC 29464
Tel: (843) 216-9512

Co-Lead Counsel for the Derivative Plaintiffs

WACHTELL, LIPTON, ROSEN & KATZ

/s/ Stephen R. DiPrima
Stephen R. DiPrima
51 West 52nd Street
New York, NY 10019-6150
Tel: (212) 403-1000
Counsel for the Individual Defendants

and

SIDLEY AUSTIN LLP

/s/ Kristen R. Seeger
Kristen R. Seeger
One South Dearborn
Chicago, IL 60603
Tel: (312) 853-7450

Counsel for Nominal Defendant Walgreens

Exhibit A

Walgreens/DEA Compliance Commitments

Walgreens will identify a dedicated contact point (including a dedicated email address) for DEA within the Department of Pharmaceutical Integrity to facilitate Walgreens’ responses to DEA requests for information and documents, specifically including responses to request for dispensing log data and pseudoephedrine data.

Walgreens will maintain a Department of Pharmaceutical Integrity, composed of personnel with pharmacy-related training and managerial personnel, who shall be trained in relevant diversion-related issues, to coordinate compliance efforts related to controlled substances.

Upon request by DEA to Walgreens’ Department of Pharmaceutical Integrity, within two (2) business days, Walgreens will provide to DEA, via appropriate secure means of electronic transmission, controlled substances dispensing logs consisting of those categories of information the regulations require dispensers to maintain as records.

Walgreens’ retail pharmacies utilize a computer application for the storage and retrieval of refill information for original paper prescriptions. To the extent that the DEA wishes to retrieve electronic records regarding refills, Walgreens’ Department of Pharmaceutical Integrity will facilitate responses to such requests, including by providing such information to DEA upon request in a manner that is sortable and retrievable by prescriber name, prescriber DEA registration number, patient name, patient address, drug dispensed, date filled and last name of dispensing pharmacist.

Walgreens remains committed to properly training its pharmacy personnel to deal with evolving diversion-related issues. Walgreens will continue to enhance its Good Faith Dispensing Policy and training materials to identify “red flags” of potential diversion for pharmacists to consider in making professional judgments regarding dispensing of controlled substances.

Walgreens will train its pharmacy personnel at least annually on Good Faith Dispensing and will update its Good Faith Dispensing Policy and training materials to respond to changing diversion threats of which Walgreens is aware. Walgreens’ training program also will instruct pharmacists and supervisory personnel to contact the Department of Pharmaceutical Integrity, as appropriate, to address specific problematic issues arising with particular patients or physicians, so that the Department of Pharmaceutical Integrity can assess and respond to such issues. Pharmacist training will also cover instruction on how to assist the DEA in obtaining records as required by the DEA Agreement or any regulations.

A-1

Walgreens will maintain procedures to verify that the DEA registration number for the issuing prescriber of a controlled substance is a current, valid registration number. Such verification shall be performed using information from the National Technical Information Service (NTIS) database or similarly reliable third party database where DEA registration changes are recorded. Walgreens agrees to maintain a system integrating NTIS data with Walgreens’ computer system that will: (1) update NTIS registration data on a weekly basis and (2) prevent a pharmacy from filling a controlled substance prescription using a registration number not listed in such NTIS data until such prescriber’s valid registration number is confirmed.

Walgreens will exclude any accounting for controlled substance prescriptions dispensed by a particular pharmacy from bonus computations for pharmacists and pharmacy technicians at that pharmacy.

For each retail pharmacy, Walgreens will maintain, either electronically or in paper form, a log of pseudoephedrine purchases that can be made available upon request to authorized DEA personnel. To the extent that printing or copying of such a log from electronic records at a pharmacy would be unduly laborious or time-consuming, DEA agrees that Walgreens Department of Pharmaceutical Integrity will facilitate transmission of such information, including through transmission of electronic records to the DEA.

Walgreens will designate a DEA contact point in its Department of Pharmaceutical Integrity to address inquiries regarding suspicious order monitoring and reporting.

At least one (1) existing employee at each Walgreens distribution center that distributes controlled substances will receive appropriate training on suspicious order monitoring requirements and on reporting relevant issues to the Department of Pharmaceutical Integrity.

For purposes of complying with suspicious order monitoring and reporting requirements for orders to be supplied by a Walgreens distribution center, Walgreens will maintain the tolerance threshold, ceiling limits and other elements of its current suspicious order monitoring and reporting system, either for the duration of the DEA Agreement or until Walgreens distribution activities are transitioned to a third party.

A-2

Walgreens will endeavor to conduct its evaluations of “orders of interest” identified by its tolerance thresholds and ceiling limits within four (4) business days and shall inform DEA field offices of orders that Walgreens has determined are “suspicious” within two (2) business days of making any such determination. Walgreens agrees not to ship any “order of interest” or “suspicious order” in whole or in part unless and until Walgreens resolves the reason(s) that caused it to designate the order as an “order of interest” or a “suspicious order.”

Suspicious order reports shall identify reason(s) an order was determined to be suspicious, and the registration number for the specific Walgreens distribution center that would have received the order at issue.

Within 18 months of the effective date of the DEA agreement, Walgreens will initiate enrollment in and operationally implement DEA’s Controlled Substance Ordering System for all orders of all Schedule II controlled substances placed by its retail pharmacies to its distribution centers.

A-3